                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                         Enterprise Accumulation Trust
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(ENTERPRISE ACCUMULATION TRUST LOGO)
--------------------------------------------------------------------------------

         June 26, 2000

         Dear Contractholder:

              We are pleased to enclose an information statement relating to an indirect change in ownership of OpCap Advisors ("OpCap"), a Portfolio Manager for Enterprise Accumulation Trust Managed Portfolio (the "Managed Portfolio").

              OpCap is a majority-owned subsidiary of PIMCO Advisors, L.P. ("PIMCO Advisors"). On May 5, 2000, PIMCO Advisors was acquired by Allianz of America, Inc. ("Allianz of America"). Allianz AG, the parent of Allianz of America, is publicly traded in Germany, and, together with its subsidiaries, comprises the world's second largest insurance group as measured by premium income. As a result of this change in ownership, the subadvisory agreement among the Managed Portfolio, OpCap and Enterprise Capital Management, Inc. terminated automatically as a matter of law. The Board of Trustees, acting pursuant to an exemptive order granted by the Securities and Exchange Commission, approved a new subadvisory agreement which was effective as of May 5, 2000.

              The terms of the new subadvisory agreement are substantially identical to the terms of the prior agreement. The management fee paid by the Managed Portfolio and the services provided by OpCap will not change.

              We encourage you to read the attached information statement, which more fully describes the acquisition of PIMCO Advisors and the Board of Trustees' approval of the new subadvisory agreement. Enterprise Accumulation Trust looks forward to working with OpCap to assist you in working toward your investment goals. Thank you for your continued support.

         Sincerely,

         /s/ VICTOR UGOLYN

         Victor Ugolyn
         Chairman, President, and Chief Executive Officer

                         ENTERPRISE ACCUMULATION TRUST
                               MANAGED PORTFOLIO

                              THE MONY GROUP INC.
                                 MAIL DROP 9-34
                                 1740 BROADWAY
                               NEW YORK, NY 10019
                             ---------------------


                             INFORMATION STATEMENT

                             ---------------------

     We are providing this information statement to the contractholders of Enterprise Accumulation Trust Managed Portfolio (the "Managed Portfolio") in lieu of a proxy statement, pursuant to the terms of an exemptive order that Enterprise Accumulative Trust (the "Trust") has received from the Securities and Exchange Commission (the "SEC"). The order permits the Trust's investment adviser, Enterprise Capital Management, Inc. ("Enterprise Capital"), to hire new Portfolio Managers and to make changes to existing Portfolio Manager contracts with the approval of the Trust's Board of Trustees, but without obtaining contractholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Shares of beneficial interest ("Shares") of the Trust are presently sold to The Mutual Life Insurance Company of New York ("MONY") and its affiliate, MONY Life Insurance Company of America ("MONY America") for allocation to variable accounts established by MONY and MONY America (collectively the "Variable Accounts") to provide benefits to contractholders ("Contractholders") of variable annuity and variable life insurance contracts ("Contracts") issued by those companies.

SHARE OWNERSHIP

     The Managed Portfolio is a separate series of shares of beneficial interest of the Trust. As of May 5, 2000, there were 51,228,766 shares outstanding as to the Managed Portfolio. As of May 5, 2000, MONY and MONY America owned all of the outstanding shares of the Trust. Although shares held by the Variable Accounts generally will be voted in accordance with instructions received from Contractholders, if voting were required, the Trust might nevertheless be deemed to be controlled by MONY and MONY America by virtue of the definition of "control" contained in the Investment Company Act of 1940, as amended (the "1940 Act"). MONY and MONY America disclaim such control.

     To the knowledge of the Trust, as of May 5, 2000, no single person or "group" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), had the power to direct the vote of more than 5% of the Managed Portfolio's outstanding shares. As of May 5, 2000, Trustees and officers of the Trust as a group beneficially owned none of the Trust's outstanding shares. This information statement will be mailed on or about June 26, 2000. The cost of this information statement will be paid by OpCap.

THE TRUST

     The Managed Portfolio is an investment portfolio of the Trust, a Massachusetts business trust. The Trust entered into an investment advisory agreement with Enterprise Capital dated July 1, 1999 (the "Adviser's Agreement"). Under the Adviser's Agreement, it is Enterprise Capital's responsibility to select, subject to the review and approval by the Board of Trustees, one or more subadvisers (the "Portfolio Managers") to manage each investment portfolio of the Trust. The Adviser's Agreement also gives Enterprise Capital the responsibil-

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

ity to review and monitor the performance of the Portfolio Managers on an ongoing basis, and to recommend to the Board of Trustees changes to the roster of Portfolio Managers as appropriate. Enterprise Capital also is responsible for conducting all business operations of the Trust, except those operations contracted to the Trust's custodian or transfer agent. As compensation for these services, Enterprise Capital receives a fee from each investment portfolio of the Trust, from which Enterprise Capital pays all fees due to the Portfolio Managers. The investment portfolios of the Trust, therefore, pay no fees directly to the Portfolio Managers.

     Enterprise Capital recommends Portfolio Managers for the portfolios to the Board on the basis of its continuing quantitative and qualitative evaluation of the Portfolio Manager's skills in managing assets pursuant to specific investment styles and strategies in accordance with the objectives of each portfolio. Short-term investment performance by itself is not a significant factor in selecting or terminating a Portfolio Manager, and Enterprise Capital does not expect to recommend frequent changes of Portfolio Managers.

     The Portfolio Managers do not provide any services to the portfolios except portfolio investment management and related record-keeping services. However, in accordance with the procedures adopted by the Board, the Portfolio Manager, or its affiliated broker-dealer, may execute transactions for the Managed Portfolio and receive brokerage commissions in connection therewith as permitted by
Section 17(e) of the 1940 Act and the rules thereunder.

THE PORTFOLIO MANAGER'S AGREEMENT

     OpCap Advisors ("OpCap") has served as Portfolio Manager to the Managed Portfolio since 1997. Since November 1, 1999, OpCap has served as one of two Portfolio Managers for the Managed Portfolio pursuant to a Portfolio Manager's Agreement dated November 1, 1999 (the "Previous Agreement"). (Sanford C. Bernstein & Co., Inc. serves as the other Portfolio Manager.)

     Under the 1940 Act, a change in ownership of an investment company's adviser or subadviser is deemed to be an assignment of the advisory contract, which automatically terminates the contract. Thus, the acquisition of PIMCO Advisors, L.P. ("PIMCO Advisors") of which OpCap is a majority-owned subsidiary, by Allianz of America, Inc. ("Allianz of America") opted to terminate the Previous Agreement. The Board of Trustees of the Portfolio approved a new Portfolio Manager's Agreement with OpCap on May 5, 2000 (the "New Agreement").

     Under the Adviser's Agreement, the Managed Portfolio pays to Enterprise Capital a management fee equal to 0.75% of its average daily net assets. From this amount, under the Previous Agreement, Enterprise Capital paid to OpCap fees equal to 0.40 of 1% per year for the first $1 billion of assets under management, 0.30 of 1% per year for the next $1 billion of assets under management up to $2 billion and 0.25% of 1% per year for assets under management over $2 billion. These fees will not change under the New Agreement. For the fiscal year ended December 31, 1999, the Managed Fund paid to Enterprise Capital management fees in the amount of $18,815,456 of which Enterprise Capital paid $7,936,588.81 to OpCap.


     The New Agreement is identical in all material respects to the Previous Agreement. The Previous Agreement was last presented to contractholders on April 28, 1997. The form of the New Agreement is attached to this Information Statement as Exhibit A.


THE BOARD OF TRUSTEES' DECISION

     In approving the New Agreement, the Board of Trustees considered a number of material factors, including, but not limited to: (i) that the terms and conditions of the New Agreement are identical in all material respects to those of the Previous Agreement, (ii) that the change in control of PIMCO Advisors does not affect the personnel or operations of OpCap,
(iii) the performance of the Managed Portfolio since it commenced operations,
(iv) the nature and quality of services rendered by OpCap, and (v) that the New Agreement would secure the continuity of such services. The Board considered these factors to be of equal weight and importance. On the basis of their review of the New Agreement and relevant information, the Board concluded that the New Agreement was fair, reasonable and in the best interests of the Contractholders of the Managed Portfolio. Accordingly, the Board of Trustees, including the noninterested Trustees, unanimously approved the New Agreement.

INFORMATION ABOUT ENTERPRISE CAPITAL

     Enterprise Capital, located at the Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326-1022, serves as the Investment Adviser and Administrator of the Trust. Enterprise Capital is a second-tier subsidiary of The MONY Group Inc. Enterprise Fund Distributors, Inc. is the Trust's principal underwriter, and its address is 3343 Peachtree Road N.E., Suite 450, Atlanta Georgia 30326-1022. Enterprise Capital also provides investment advisory services to The Enterprise Group of Funds, Inc. The Managed Fund of The Enterprise Group of Funds, Inc. has an identical investment objective to the Managed Portfolio.

INFORMATION ABOUT OPCAP

     The following is a description of OpCap, which is based on information provided by OpCap. OpCap is not affiliated with Enterprise Capital or the Trust other than by reason of serving as Portfolio Manager to one or more series of the Trust.

     OpCap, a majority-owned subsidiary of PIMCO Advisors, is located at 1345 Avenue of the Americas, 47th Floor, New York, New York 10105 and serves as the Managed Portfolio's Co-Portfolio Manager. OpCap has provided investment counseling services since 1987. As of December 31, 1999, OpCap and its affiliates have over $52.1 billion under management.

     Richard J. Glasebrook II, Managing Director of Oppenheimer Capital, is responsible for the day-to-day management of OpCap's portion of the Managed Portfolio. He has more than 25 years' investment industry experience. Mr. Glasebrook has served as Managing Director since 1994 and immediately prior to that served as Senior Vice President.

     Kenneth McGraw Poovey serves as Chief Executive Officer of OpCap, and Richard MacCoy Weil serves as Managing Director of OpCap, which is located at 1345 Avenue of the Americas, 47th floor, New York, New York 10105.

     OpCap also serves as investment adviser to other investment companies having similar objectives to the Managed Portfolio as indicated in Exhibit B.

     Effective May 5, 2000, Allianz of America acquired a majority ownership of PIMCO Advisors. PIMCO Advisors and its subsidiaries, including OpCap, are now controlled by Allianz of America through its acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors, while the remainder interests continue to be held by Pacific Life Insurance Company ("Pacific Life"). Allianz of America is a holding company that owns several insurance and financial service companies and is a subsidiary of Allianz AG. Allianz of America controls PIMCO Advisors through its managing member interest in PacPartners LLC ("PacPartners"), which is the sole general partner of PIMCO Advisors. While Allianz of

America controls PacPartners, Pacific Life holds a portion of its continuing interest in PIMCO Advisors through an interest in PacPartners. Allianz of America, through its subsidiaries, is the managing member of PacPartners and has full authority and control over all actions taken by PacPartners as the general partner of PIMCO Advisors, except that Pacific Life's consent is required for certain extraordinary actions. Allianz of America has entered into a put/call arrangement for the eventual disposition of Pacific Life's indirect interest in PIMCO Advisors. The put option held by Pacific Life allows it to require Allianz of America on the last business day of each calendar quarter, to purchase at a formula-based price, all of PIMCO Advisors' units owned directly or indirectly by Pacific Life. The call option held by Allianz of America will allow it, beginning January 31, 2003 or upon the change in control of Pacific Life, to require Pacific Life to sell or cause to be sold to Allianz of America, at the same formula-based price, all of PIMCO Advisors' units owned directly or indirectly by Pacific Life.

INFORMATION ABOUT ALLIANZ OF AMERICA AND ITS AFFILIATES

     The following is a description of Allianz of America and its affiliates, which is based on information provided by Allianz of America. Allianz of America and its affiliates are not affiliated with Enterprise Capital or the Portfolio other than by reason of OpCap serving as a Portfolio Manager.

     Allianz AG, the parent of Allianz of America, is a publicly traded German Aktiengesellschaft, which, together with its subsidiaries, comprise the world's second largest insurance group as measured by premium income. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries world-wide through subsidiaries, branch and representative offices, and other affiliated entities. The Allianz group currently has assets under management of more than $390 billion, and in its last fiscal year wrote approximately $50 billion in gross insurance premiums. PIMCO Advisors and the Alliance Group combined have over $650 billion in assets under management. Allianz AG's address is Koniginstrasse 28, D-80802, Munich, Germany.

     Affiliates of Allianz AG currently include Dresdner Bank AG, Deutsche Bank AG, Munich Re, Credit Lyonnais and HypoVereinsbank. These entities, as well as certain broker-dealers that might be deemed to be controlled or affiliated with these entities, such as Bankers Trust Company, BT Alex Brown Incorporated, Deutsche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC may be considered "Affiliated Brokers." Absent an exemption from the SEC or other relief, the Managed Portfolio will generally be precluded from effecting principal transactions with Affiliated Brokers and its ability to purchase securities from underwriting syndicates including an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions may be subject to restrictions. OpCap does not believe that any applicable restrictions on transactions with Affiliated Brokers will materially adversely affect its ability to provide on-going services to the Managed Portfolio, the Managed Portfolio's ability to take advantage of market opportunities, or the Managed Portfolio's overall performance.

INFORMATION ABOUT BROKERAGE TRANSACTIONS

     OpCap is affiliated with one or more registered broker-dealers. From time to time, a portion of the Managed Portfolio's brokerage transactions may be conducted with such broker-dealers, subject to policies established by the Trust's Board to ensure that all brokerage commissions paid to such broker-dealers by the Managed Portfolio with which it is affiliated are fair and reasonable. For the fiscal year ended December 31, 1999, the Portfolio paid $874,562.00 in brokerage commissions with respect to the Managed Portfolio to DB Clearing Services, a registered broker-dealer subsidiary of Allianz of America, and therefore, is an affiliated

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

person of OpCap. For the fiscal year ended December 31, 1999, the brokerage commissions paid to DB Clearing Services represented 0.2% of the aggregate brokerage commissions.

ADDITIONAL INFORMATION

     To the knowledge of the Trust, as of May 5, 2000, no person beneficially owned more than 5% of the outstanding shares of the Managed Portfolio. The Trust is not required to hold annual meetings of Contractholders; therefore, it cannot be determined when the next meeting of Contractholders will be held. Shareholder proposals intended to be considered for inclusion in the proxy statement for the next meeting of Contractholders must be received by the Trust a reasonable time before the proxy statement is mailed. Whether a Contractholder proposal will be included in the proxy statement will be determined in accordance with the applicable state and federal laws.

     Copies of the Trust's most recent annual and semi-annual reports are available without charge. You may obtain a copy of these reports by calling 800-432-4320 or writing to The MONY Group Inc., 1740 Broadway, New York, New York 10019.

                                          By Order of the Board of Trustees,

                                          /s/ CATHERINE R. MCCLELLAN
                                          Catherine R. McClellan,
                                          Secretary

                                                                       EXHIBIT A

                               MANAGED PORTFOLIO
                                       OF
                         ENTERPRISE ACCUMULATION TRUST

                         PORTFOLIO MANAGER'S AGREEMENT

    THIS AGREEMENT, made the 5th day of May, 2000, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and OpCap Advisors, a Delaware general partnership, (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

    (A) The Adviser has entered into an Investment Adviser's Agreement with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as portfolio managers to the portfolios.

    (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Managed Portfolio of the Fund (the "Managed Portfolio") securities investment advisory services for that Managed Portfolio.

    WITNESSETH THAT:

    In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

        (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Managed Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

        (2) The Portfolio Manager shall furnish the Managed Portfolio advice with respect to the investment and reinvestment of the assets of the Managed Portfolio, or such portion of the assets of the Managed Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations applicable to the Managed Portfolio which are set forth in the Fund's most recent Registration Statement.

        (3) The Portfolio Manager shall perform a monthly reconciliation of the Managed Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

        (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the portfolios in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the portfolios.

        (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the portfolio.

        (6) (a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20) day after the close of each calendar month, a sum equal to 0.03333 of 1% of the average of the daily closing net asset value of the Managed Portfolio managed by the Portfolio Manager during such month (that is, 0.40 of 1% per year) for the first

    $1,000,000,000 (one billion dollars) of assets under management; and a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the Managed Portfolio during such month (that is, 0.30 of 1% per year) for the next $1,000,000,000 (one billion dollars) of assets under management up to $2,000,000,000 (two billion dollars); and a sum equal to 0.02083 of 1% of the average of the daily closing net asset value of the Managed Portfolio during such month (that is 0.25 of 1% per year) for assets under management over $2,000,000,000 (two billion dollars).

        (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

        (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

        (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

        (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

        (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the Managed Portfolio from taking, at any time, a short position in any shares of any holdings of the Managed Portfolio or any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Managed Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

        (10) In connection with the management of the investment and reinvestment of the assets of the Managed Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Managed Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Managed Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc.

        (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty
    (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

        (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until December 31, 2000 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

        (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

        The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this Paragraph 13.

        (14) Except as otherwise provided in Paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

        (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

        (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

        (17) This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made March 2, 1998. None of the Shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Portfolios, then only to the property held for the benefit of the affected Portfolio.

        (18) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Fund Manager:                            OpCap Advisors
                                                1345 Avenue of the Americas
                                                47th Floor
                                                New York, New York 10105-4800
by the Adviser:                                 Enterprise Capital Management, Inc.
                                                3343 Peachtree Road, N.E., Suite 450
                                                Atlanta, GA 30326-1022
by the Fund:                                    The Enterprise Accumulation Trust
                                                c/o Enterprise Capital Management, Inc.
                                                3343 Peachtree Road, N.E., Suite 450
                                                Atlanta, GA 30326-1022

    or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

        (19) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

        (20) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the Managed Portfolio.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

(SEAL)                                                                  ENTERPRISE ACCUMULATION TRUST

           ATTEST: /s/ CATHERINE R. MCCLELLAN                               By: /s/ VICTOR UGOLYN
    -----------------------------------------------          --------------------------------------------------
                       Secretary                                     Victor Ugolyn, Chairman, President
                                                                         and Chief Executive Officer

(SEAL)                                                      ENTERPRISE CAPITAL MANAGEMENT, INC.

           ATTEST: /s/ CATHERINE R. MCCLELLAN                               By: /s/ VICTOR UGOLYN
    -----------------------------------------------          --------------------------------------------------
                       Secretary                                     Victor Ugolyn, Chairman, President
                                                                         and Chief Executive Officer

(SEAL)                                                      OPCAP ADVISORS

ATTEST: /s/ HOWARD SMITH                                    By: /s/ FRANCIS C. POLI
                                                            -----------------------------------------------------
--------------------------------------------------------    Name: Francis C. Poli
         Title:            Legal Assistant                  ------------------------------
---------------------------------------------------         Title: Secretary
                                                            ----------------------------

                                                                       EXHIBIT B

                                          APPROXIMATE
                                          NET ASSETS
FUND                                    (AS OF 3/31/00)             ADVISORY FEE RATE
----                                    ---------------             -----------------
Oppenheimer Quest Opportunity Value
  Fund, Inc...........................  $3,443,764,755    1.00% on the first $400 million of
                                                          average daily net assets; 90% on the
                                                          next $400 million; .85% of net assets
                                                          in excess of $800 million(1)
OCC Accumulation Trust Managed
  Portfolio...........................  $  716,613,579    80% on the first $400 million of
                                                          average daily net assets; .75% on the
                                                          next $400 million; and .70% of average
                                                          daily net assets in excess of $800
                                                          million(2)
Endeavor Series Trust Opportunity
  Value Portfolio.....................  $   42,120,581    .40%(3)

---------------

(1) With respect to each of these funds, OppenheimerFunds, Inc. ("OFI") is the investment adviser and OpCap Advisors is the subadviser. OFI pays OpCap Advisors monthly an annual fee based on the average daily net assets of the fund equal to 40% of the advisory fee collected by OFI based on the total net assets of the fund as of November 22, 1995 (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total net assets of the fund that exceed the base amount.
(2) Total Portfolio Expenses for the Managed Portfolio are limited by OpCap Advisors so that their respective annualized operating expenses (net of any expense offsets) do not exceed 1.00% of average daily net assets.
(3) This fee is for investment advisory services only. Management services are provided to the portfolio by a party other than OpCap Advisors. The Manager, who pays the investment advisory fee to OpCap Advisors, receives a management fee of .80% of average daily net assets of the portfolio.

                                       B-1